Answers.com

Answers.com Acquires Brainboost for Natural Language Technology

Company Now Owns Unique Brainboost Answer Extraction Engine

New York, NY, December 6, 2005 - Answers Corporation (NASD:ANSW), creators of Answers.com™, the answer-based search engine, today announced the acquisition of Brainboost Technology, LLC for $4 million in cash and 439,000 shares of restricted stock, including certain price protection rights. The company plans to integrate the Brainboost answer extraction engine — cutting-edge artificial intelligence technology enabling natural language search on the Web — into its own product line. Mr. Assaf Rozenblatt, developer of the proprietary technology, has joined the Answers.com team as Director of Natural Language Research.

"Answers.com is already the best place on the web to find answers to 'Who is...' and 'What is...' questions," explained Bob Rosenschein, CEO of Answers Corporation. "By combining Brainboost's answer extraction engine with our own technologies and our collection of over a million and a half topics from authoritative sources, we believe we'll become the best place on the web for a far broader class of English-language questions. This strategic acquisition will dramatically accelerate our time to market on this critical next step in realizing Answers.com's mission."

Assaf Rozenblatt, Brainboost's founder and CTO, added, "Artificial intelligence is the key to the next generation of search and critical to creating the more intuitive user experience that people expect. The advances we have made in natural language query processing can be harnessed to transform, at last, the way people find information on the Web. There could be no better home for this innovative technology than a product called Answers.com."

The company has scheduled a conference call and simultaneous Webcast for Wednesday morning at 8:30 a.m. EST to discuss the acquisition (details at the end of this release).

Brainboost (www.brainboost.com) works by scouring digital content and extracting candidate answers to natural language queries. It then ranks those candidate answers heuristically and displays the highest-confidence results in simple English form. Answers.com will apply Brainboost's answer extraction techniques not only to the Web at large, as implemented currently, but to Answers.com's own growing content library of attributable reference sources. A longer overview document outlining the specific benefits of the acquisition can be found at http://www.answers.com/main/brainboost_paper.jsp.

Conference Call

Answers invites the community to join members of management in a conference call scheduled for 8:30 a.m. EST tomorrow, Wednesday, December 7, for a detailed presentation of the transaction and its impact on the company. To listen by webcast, please visit http://ir.answers.com and follow the instructions there. To call in by phone (and participate in the Q&A session), please call 800-921-9431 approximately 5 minutes prior to the call. For those unable to participate, a replay of the call will be available for a period of one week following the call.

About Answers

Answers Corporation (NASD: ANSW) operates a leading answer-based search engine, www.answers.com. Founded in 1999 by Bob Rosenschein, Answers provides patented technology and software tools to compile and present concise, reliable information on demand. The company encourages users to visit its site directly, and also partners with third-parties like A9.com, Firefox, Opera, and others to provide services to their own customers.

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our products, our inability to increase the number of partners who will generate increased traffic to our sites, our failure to improve the monetization of our products, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link and other risk factors identified from time to time in our SEC filings, including, but not limited to, our registration statement on Form SB-2 filed in April 2005. Any forward-looking statements set forth in this news release speak only as of the date of this news release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.answers.com. The information in the Answers.com website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Investor Contact:

Bruce D Smith, CFA
VP Investor Relations and Strategic Development
bruce@answers.com
646.502.4780

Press Contact:

Jay Bailey
Director of Marketing
j@answers.com
888.248.9613

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